Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-105682 and Form S-8 No. 333-207693) pertaining to The Gorman-Rupp Company 401(k) Plan of our report dated June 23, 2020, with respect to the financial statements and supplemental schedule of The Gorman-Rupp Company 401(k) Plan included in this Annual Report (Form 11-K) for the years ended December 31, 2019 and 2018.

/s/ Meaden & Moore, Ltd.

Cleveland, Ohio
June 23, 2020